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                                 --------------

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 ROBERT G. COUTU

                                  AS PURCHASER


                                       AND

                                ROBERT S. DAVIMOS

                          THE PRINCIPAL SHAREHOLDER OF
                             ELM TREE CAPITAL CORP.









                               September ___, 1999




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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this _________ day of September, 1999 by and between ROBERT G. COUTU, an individual with an address of c/o Ocean Fresh Seafood, 9001 N.W. 97th Terrace, Unit E, Medley, Florida 33178 (the "Purchaser") and ROBERT S. DAVIMOS ("Davimos"), an individual with an address of 1200 N. Federal Highway #400, Boca Raton, Florida 33432, Davimos constituting the principal shareholder (and referred to herein as the "Shareholder") of Elm Tree Capital Corp. (the "Company").

                                    RECITALS:

         A. The Shareholder own an aggregate of 3,110,000 shares of the issued and outstanding shares of the capital stock of the Company (the "Shares") in the amounts set forth in Exhibit A attached hereto.

         B. The Purchaser is willing to acquire all of the Shares.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

         1.1 PURCHASE OF SHARES. The Purchaser agrees to purchase from the Shareholder the Shares in exchange for the promissory note in the aggregate principal amount of $50,000.00 (the "Note"), the form of which is attached hereto as Exhibit B.

         1.2 DELIVERY OF SHARES. On the Closing Date (as hereinafter defined), the Shareholder will deliver to the Purchaser the certificate representing the Share, duly endorsed (or with executed stock powers) so as to make the Purchaser the sole owner thereof. Simultaneously, the Purchaser will deliver the Note.

         1.3 INVESTMENT INTENT. The Shares have not been registered under the Securities Act of 1933, as amended, and may not be resold unless the Shares are registered under the Act or an exemption from such registration is available. The Purchaser represents and warrants that he is acquiring the Shares for his own account, for investment, and not with a view to the sale or distribution of the Shares. The certificate representing the Shares will have a legend thereon incorporating language as follows:

           The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or



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            transferred in the absence of an effective Registration
            Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder hereby represents and warrants as follows:

         2.1 ORGANIZATION AND GOOD STANDING; OWNERSHIP OF SHARES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. The Company does not have any subsidiaries. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the Company or the Shareholder to issue, sell or transfer any stock or other securities of the Company.

         2.2 OWNERSHIP OF SHARES. The Shareholder is the owner of record and beneficially of the Shares, all of which Shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

         2.3 FINANCIAL STATEMENTS, BOOKS AND RECORDS. There has been previously delivered to the Purchaser the audited balance sheet of the Company as at ______________ and the unaudited balance sheet as at ________________, 1999 (the
"Balance Sheet") and the related audited and unaudited statements of operations for the periods then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of the Company as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

         2.4 NO MATERIAL ADVERSE CHANGES. Since the date of the Balance Sheet there has not been:

                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Company;

                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance;



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                  (iii) any declaration, setting aside or payment of any
dividend or distribution with respect to any redemption or repurchase of the Company's capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets; or

                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         2.5 TAXES. The Company has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         2.6 COMPLIANCE WITH LAWS. The Company has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the Company.

         2.7 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of the Articles of Incorporation or By-Laws of the Company;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company, or upon the properties or business of the Company; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of the Company.

         2.8 ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by





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insurance) pending or threatened against or involving the Company or any of its properties or assets. Except as set forth on Schedule 2.8, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding.

         2.9 BROKERS OR FINDERS. No broker's or finder's fee will be payable by the Company, the Purchaser or the Shareholder in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Company or the Shareholder.

         2.10 REAL ESTATE. The Company neither owns real property nor is a party to any leasehold agreement.

         2.11 TANGIBLE ASSETS. The Company has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets"). The Company holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

         2.12 LIABILITIES. The Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, the Company will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         2.13 OPERATIONS OF THE COMPANY. Except as set forth on Schedule 2.13, from the date of the Balance Sheet and through the Closing Date hereof the Company has not and will not have:

                  (i) incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;




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                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of the Company except in the ordinary course of business; or

                  (vi) materially increased the annual rate of compensation of any executive employee of the Company;

                  (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Company;

                  (viii) issued any equity securities or rights to acquire such equity securities; or

                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         2.14 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of common stock of which 3,560,000 shares are presently issued and outstanding. Neither the Company nor the Shareholder has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of the Company.

         2.15 FULL DISCLOSURE. No representation or warranty by the Company or the Shareholder in this Agreement or in any document or schedule to be delivered by each of them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the Company.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents and warrants to the Shareholder as follows:

         3.1 DUE AUTHORIZATION. The Purchaser is duly authorized to undertake this Agreement and the Agreement does not conflict with any agreements, obligations or legal requirements binding on the Purchaser.




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         3.2 THE NOTE. The Note to be issued by the Purchaser has been or will have been duly authorized by all necessary actions and, when so issued in accordance with the terms of this Agreement, will be validly issued.

         3.3 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Purchaser may be bound or subject;

                  (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Purchaser; or

                  (iii) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of the Company.

         3.4 BROKERS OR FINDERS. No broker's or finder's fee will be payable by the Purchaser in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Purchaser.

         3.5 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Purchaser has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Purchaser of this Agreement, in accordance with its respective terms and conditions will not:

                  (i) require the approval or consent of any governmental or regulatory body; or

                  (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Purchaser, or any instrument, contract or other agreement to which the Purchaser is a party or by or to which the Purchaser is bound or subject.




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         3.6 FULL DISCLOSURE. No representation or warranty by the Purchaser in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company or the Shareholder pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the Purchaser.

SECTION 4. COVENANTS

         4.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, each of the parties acknowledges that he has been entitled, through his employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by any party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of any of the other parties under this Agreement.

         4.2 EXPENSES. Each party hereto agrees to pay his own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         4.3 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use his best efforts to fulfill or obtain the fulfillment of the conditions to the Closing (as hereinafter defined), including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

         4.4 CONFIDENTIALITY. In the event the transactions contemplated by this Agreement are not consummated, each of the parties agrees to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

                  (i) at the time of disclosure was public knowledge;

                  (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                  (iii) the receiving party had within its possession at the time of disclosure.

         4.5 STOCK CERTIFICATES. At the Closing, the Shareholder shall have delivered the certificate representing the Shares duly endorsed (or with executed stock powers) so as to make the Purchaser the sole owner thereof. At the Closing, the Purchaser shall issue to the Shareholder the Note.




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SECTION 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Notwithstanding any right of the Shareholder fully to investigate the affairs of the Purchaser, the Shareholder shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement or in any document delivered by the Purchaser or any of his representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

         Notwithstanding any right of the Purchaser fully to investigate the affairs of the Company and the Shareholder, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company and the Shareholder contained in this Agreement or in any document delivered to the Purchaser by the Shareholder or any of his representatives in connection with the transaction contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7. INDEMNIFICATION

         7.1 OBLIGATION OF THE PURCHASER TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in
Section 5, the Purchaser hereby agrees to indemnify, defend and hold harmless the Shareholder from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         7.2 OBLIGATION OF THE COMPANY AND THE SHAREHOLDER TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in Section 6, the Shareholder agrees to indemnify, defend and hold harmless the Purchaser from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by him and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.



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SECTION 8.  THE CLOSING

         The closing of the transaction contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution hereof (the "Closing Date"). At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 9.  MISCELLANEOUS

         9.1 WAIVERS. The waiver of a breach of this Agreement or the failure of any party to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         9.2 AMENDMENT. This Agreement may be amended or modified only by an instrument of equal formality signed by each of the parties or the duly authorized representatives of the respective parties.

         9.3 ASSIGNMENT. This Agreement is not assignable except by operation of law.

         9.4 NOTICES. Until otherwise specified in writing, the mailing addresses of the parties of this Agreement is as follows:

         Purchaser:                         ROBERT G. COUTU
                                            c/o Ocean Fresh Seafood
                                            9001 N.W. 97th Terrace, Unit E
                                            Medley, Florida  33178

         Shareholder:                       ROBERT S. DAVIMOS
                                            1200 N. Federal Highway #400
                                            Boca Raton, Florida  33432

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to such other party.

         9.5 GOVERNING LAW. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

         9.6 PUBLICITY. No publicity release or announcement concerning this Agreement or the transaction contemplated hereby shall be issued by any party at any time from the signing hereof




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without advance approval in writing of the form and substance thereof by each of the other parties.

         9.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         9.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                        PURCHASER:



                                        ----------------------------------------
                                        ROBERT G. COUTU




                                        SHAREHOLDER:



                                        ----------------------------------------
                                        ROBERT S. DAVIMOS






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                                                                       EXHIBIT A

          Shareholder                               No. of Shares
          -----------                               -------------
       Robert S. Davimos                              3,110,000

                                                                       EXHIBIT B

                                 PROMISSORY NOTE

$50,000.00                                                   September ___, 1999


         FOR VALUE RECEIVED, the undersigned (the "Maker"), promises to pay to the order of ROBERT S. DAVIMOS (the "Payee"), the principal sum of $50,000.00 one (1) year from the date hereof in lawful money of the United States, in hand or at the principal office of the Payee as may from time to time be designated by the Payee. This Note shall bear interest on the unpaid principal balance from the date first written above and until paid at the rate of seven percent (7%) per annum. Interest shall be due and payable at the time of and together with the payment of the principal amount of this Note. All payments on account of the indebtedness evidenced by this Note shall be applied first to interest accrued on the unpaid principal balance and the remaining to principal. This Note may be prepaid in whole or in part of any amount.

         In the event of any default in any payment on this Note, then after such default in lieu of the rate of interest set forth above this Note shall bear interest computed from the date of such default at one percent (1%) per month, but in any event not in excess of the legally prescribed rate for instruments of this kind. The term "event of default" as used herein, shall mean the failure of Maker to make payment of principal and related interest due under the Note on the date of maturity thereof and without requirement for any notice of such default.

         Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

         Maker hereby waives presentment for payment protest and notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.




                                        ----------------------------------------
                                        ROBERT G. COUTU